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                                                                     EXHIBIT 28A

                  First Chicago Credit Card Master Trust  II
                     Excess Spread Analysis - October 2001

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
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Series                                                95-M              95-O              96-Q              96-S              97-U
Deal Size                                           $500MM            $500MM            $900MM            $700MM            $400MM
Expected Maturity                                 10/15/02          12/16/02           2/15/02          12/16/02          10/15/02
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Yield                                               22.43%            22.43%            22.43%            22.43%            22.43%
Less:   Coupon                                       2.79%             2.79%             2.68%             2.70%             2.68%
        Servicing Fee                                1.50%             1.50%             1.50%             1.50%             1.50%
        Net Credit Losses                            6.53%             6.53%             6.53%             6.53%             6.53%
Excess Spread:
        October-01                                  11.61%            11.61%            11.72%            11.70%            11.72%
        September-01                                 9.90%             9.89%            10.00%             9.98%            10.00%
        August-01                                   10.77%            10.77%            10.88%            10.86%            10.88%
Three Month Average Excess Spread                   10.76%            10.76%            10.87%            10.85%            10.87%

Delinquency:
        30 to 59 Days                                1.43%             1.43%             1.43%             1.43%             1.43%
        60 to 89 Days                                0.98%             0.98%             0.98%             0.98%             0.98%
        90+ Days                                     1.75%             1.75%             1.75%             1.75%             1.75%
        Total                                        4.15%             4.15%             4.15%             4.15%             4.15%

Payment Rate                                        31.88%            31.88%            31.88%            31.88%            31.88%

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Series                                                99-W              99-X              99-Y
Deal Size                                           $750MM            $750MM            $550MM
Expected Maturity                                  3/15/02           6/16/03           8/15/03
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Yield                                               22.43%            22.43%            22.43%
Less:   Coupon                                       2.75%             2.78%             2.78%
        Servicing Fee                                1.50%             1.50%             1.50
        Net Credit Losses                            6.53%             6.53%             6.53%
Excess Spread:
        October-01                                  11.65%            11.62%            11.62%
        September-01                                 9.98%             9.94%             9.90%
        August-01                                   10.82%            10.78%            10.78%
Three Month Average Excess Spread                   10.81%            10.78%            10.77%

Delinquency:
        30 to 59 Days                                1.43%             1.43%             1.43%
        60 to 89 Days                                0.98%             0.98%             0.98%
        90+ Days                                     1.75%             1.75%             1.75%
        Total                                        4.15%             4.15%             4.15%

Payment Rate                                        31.88%            31.88%            31.88%
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